Exhibit 99.1

For Immediate Release

Media:	Debbie Mitchell (614) 757-6225 debbie.mitchell@cardinalhealth.com	Investors:	Sally Curley (614) 757-7115 sally.curley@cardinalhealth.com

CARDINAL HEALTH TO ACQUIRE THE HARVARD DRUG GROUP
FOR $1.115 BILLION

•	Acquisition of $450 million pharmaceutical distributor increases generics scale and reach

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Non-GAAP[1] diluted earnings per share from continuing operations accretion expected to be greater than $0.15 in fiscal 2016, more than $0.20 in fiscal 2017; accretion expected to be increasingly greater thereafter

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Preliminary expectation for Cardinal Health’s fiscal 2016 non-GAAP diluted earnings per share from continuing operations is $4.75 to $5.05; date for fourth-quarter fiscal 2015 earnings and fiscal 2016 guidance announced

•	Webcast scheduled for 10:10 a.m. Eastern

DUBLIN, Ohio, June 5, 2015 — Cardinal Health today announced plans to acquire The Harvard Drug Group (THDG), a distributor of generic pharmaceuticals, over-the-counter medications and related products to retail, institutional and alternate care customers. THDG is currently owned by Court Square Capital Partners. Cardinal Health will pay $1.115 billion using existing cash and new debt. The transaction is expected to close in the beginning of fiscal year 2016 subject to regulatory approvals and other customary closing conditions.

Assuming this timing, Cardinal Health expects accretion in non-GAAP diluted earnings per share (EPS) from continuing operations of greater than $0.15 per share in fiscal 2016, net of the $0.03 to $0.04 per share of interest expense for the related debt financing. Cardinal Health expects accretion in non-GAAP diluted EPS of more than $0.20 in fiscal 2017 and for accretion to be increasingly greater thereafter.

In addition to enhancing the company’s generic pharmaceutical distribution business, the acquisition expands Cardinal Health’s existing telesales programs and capabilities; broadens the company’s portfolio of over-the counter pharmaceutical products; and brings specialized packaging offerings to meet the needs of hospital systems and other institutions.

Headquartered in Livonia, Mich., The Harvard Drug Group had revenues of approximately $450 million in 2014. There are 450 employees and two distribution facilities included in the transaction.

“The Harvard Drug Group aligns perfectly with our commitment to provide the most comprehensive line of pharmaceutical products for the broadest range of customers,” said George Barrett, chairman and chief executive officer of Cardinal Health. “This acquisition enhances our ability to support retail and institutional customers and further utilizes Red Oak, our joint venture with CVS Health to source generics.”

FY16 Earnings Guidance
As a result of this planned acquisition and the pending acquisition of Cordis, Cardinal Health is providing its preliminary expectations for fiscal 2016 non-GAAP diluted EPS from continuing operations of $4.75 to

$5.05. This range is based on the assumptions that the THDG transaction closes in the first quarter of fiscal 2016 and that the previously announced Cordis acquisition closes in the United States and key non-U.S. countries towards the end of calendar 2015. The company expects to issue $1.5 billion of new debt related to these two acquisitions. The company expects to discuss its fiscal year 2016 financial outlook in detail on its fourth quarter fiscal 2015 earnings call scheduled for July 30, 2015.

Webcasted events
Cardinal Health will webcast its Dublin Day Investor/Analyst meeting from 10:10 a.m. to 11:00 a.m. Eastern today, during which its executives will discuss the matters referenced in this release. To access the call, participants can dial 855-241-2663 and use conference ID 7246584. To access the webcast and a corresponding slide presentation and Frequently Asked Question & Answer document, go to the Investors page at ir.cardinalhealth.com. Presentation slides and an audio replay will be archived on the website after the conclusion of the meeting.

In addition, Cardinal Health will be presenting at the Goldman Sachs 36th Annual Global Healthcare Conference on Wednesday, June 10 at 10:00 a.m. Pacific time in Rancho Palos Verdes, Calif.

The company plans to release fourth-quarter and full year fiscal 2015 financial results and fiscal year 2016 guidance on Thursday, July 30, 2015 prior to the opening of trading on the New York Stock Exchange. A webcast and conference call has been scheduled for July 30 at 8:30 a.m. Eastern to discuss the results and guidance. The call and corresponding slide presentation can be accessed by going to the Investors page at ir.cardinalhealth.com or by dialing 913-312-1448 and using passcode 5598613.  There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time. Presentation slides and an audio replay will be archived on the Cardinal Health website after the conclusion of the meeting. The replay will be available until Thursday, Aug. 6, 2015 and by dialing 719-457-0820 and using passcode 5598613.

NON-GAAP FINANCIAL MEASURES (INCLUDING FOOTNOTE)
Footnote (1) Non-GAAP diluted earnings per share from continuing operations: (A) earnings from continuing operations,  excluding (1) restructuring and employee severance, (2) amortization and other acquisition-related costs, (3) impairments and (gain)/loss on disposal of assets, (4) litigation (recoveries)/charges, net, (5) LIFO charges/(credits), and (6) loss on extinguishment of debt, each net of tax, (B) divided by diluted weighted average shares outstanding.

Cardinal Health presents non-GAAP diluted earnings per share from continuing operations on a forward-looking basis. The most directly comparable forward-looking GAAP measure is diluted earnings per share from continuing operations. Cardinal Health is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure, because Cardinal Health cannot reliably forecast restructuring and employee severance, amortization and acquisition-related costs (which Cardinal Health expects to increase significantly as a result of pending acquisitions), impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and LIFO charges/(credits), which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact Cardinal Health's future financial results.

About Cardinal Health
Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion health care services company that improves the cost-effectiveness of health care. Cardinal Health helps pharmacies, hospitals, ambulatory surgery centers, clinical laboratories and physician offices focus on patient care while reducing costs, enhancing efficiency and improving quality. Cardinal Health is an essential link in the health care supply chain, providing pharmaceuticals and medical products and services to more than 100,000 locations each day and is also the industry-leading direct-to-home medical supplies distributor. The company is a leading manufacturer of medical and surgical products, including gloves, surgical apparel and fluid management products. In addition, the company operates the nation's largest network of radiopharmacies that dispense products to aid in the early diagnosis and treatment of disease. Ranked

#22 on the Fortune 500, Cardinal Health employs 34,000 people worldwide. More information about the company may be found at www.cardinalhealth.com and CardinalHealth on Twitter.

Cautions Concerning Forward-Looking Statements
This release contains forward-looking statements addressing Cardinal Health's plans to acquire The Harvard Drug Group (THDG) and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include:  the ability to successfully complete the acquisitions of The Harvard Drug Group and Cordis on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions; the ability to retain customers and employees of the acquired businesses and to successfully integrate the acquired businesses into Cardinal Health's operations, if the acquisitions are completed; the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures in Cardinal Health's various lines of business; the ability to achieve the expected benefits from the generic sourcing venture with CVS Health; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This release reflects management's views as of June 5, 2015.  Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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